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                              Exhibit 3

          Specimen Certificate: Common Voting Equity Stock

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Number                       MarketCentral.net Corp.                      Shares
                INCORPORATED UNDER THE LAWS OF THE STATE OF TEXAS

COMMON VOTING STOCK           CUSIP NO 57059T 10 6           COMMON VOTING STOCK

AUTHORIZED: 100,000,000 SHARES                     FULLY PAID AND NON-ASSESSABLE
                               PAR VALUE: $0.0001

THIS CERTIFIES THAT

IS THE REGISTERED HOLDER OF

SHARES OF THE COMMON STOCK of MarketCentral.net Corp., a Texas Corporation, transferable only on the books of the Corporation by the holder hereof in person or by Attorney upon surrender of this Certificate properly endorsed. Witness the facsimile Seal of the Corporation and the facsimile Signatures of its duly authorized officers.

                                                                Not Valid Unless
                                                     Initialed by Transfer Agent
                                                    By        Authorized Initial
                                                    MADISON STOCK TRANSFER, INC.
                                                                    P.O. BOX 145
                                                               BROOKLYN NY 11229


Roy Spectorman
President

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Roy Spectorman             MarketCentral.net Corp.          Gerald M. Yakimishyn
President                      Corporate Seal                          Secretary
                                    Texas
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